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                                                            Hollywood Park, Inc.
                                                                    Exhibit 23.5
                                                              to Form 10-K, 1997

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hollywood Park, Inc. for the year ended December 31, 1997 of our report dated November 15, 1996 (except for the first paragraph of Note 13 and the first two paragraphs of Note 12 as to which the dates are November 18, 1996 and January 5, 1998, respectively) with respect to the consolidated balance sheets of Boomtown, Inc. as of September 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996 included in the Registration Statement (Form S-4 No. 333-34471) and related Prospectus of Hollywood Park, Inc. for the registration of $125,000,000 Series B 9.5% Senior Subordinated Notes due 2007.

                                                               Ernst & Young LLP

Reno, Nevada
March 26, 1998